Exhibit 99.1

Contact:	Brett S. Perryman
Laura Nicoll
Affiliated Managers Group, Inc.
(617) 747-3300
ir@amg.com

AMG Reports Financial and Operating Results
for the Second Quarter and First Half of 2007

Company Reports EPS of $1.04; Cash EPS of $1.52

BOSTON, July 25, 2007 — Affiliated Managers Group, Inc. (NYSE: AMG) today reported its financial and operating results for the quarter and six months ended June 30, 2007.

Cash Earnings Per Share (“Cash EPS”) for the second quarter of 2007 were $1.52, compared to $1.30 for the second quarter of 2006, while diluted earnings per share for the second quarter of 2007 were $1.04, compared to $0.86 for the same period of 2006. Cash Net Income was $60.3 million for the second quarter of 2007, compared to $50.3 million for the second quarter of 2006. Net Income for the second quarter of 2007 was $41.9 million, compared to $33.9 million for the second quarter of 2006. (Cash EPS and Cash Net Income are defined in the attached tables.)

For the second quarter of 2007, revenue was $331.5 million, compared to $283.1 million for the second quarter of 2006. EBITDA for the second quarter of 2007 was $97.5 million, compared to $78.1 million for the same period of 2006.

For the six months ended June 30, 2007, Cash Net Income was $115.7 million, while EBITDA was $186.7 million. For the same period, Net Income was $78.5 million, on revenue of $641.3 million. For the six months ended June 30, 2006, Cash Net Income was $103.2 million, while EBITDA was $156.6 million. For the same period, Net Income was $69.2 million, on revenue of $561.2 million.

The aggregate assets under management of AMG’s affiliated investment management firms at June 30, 2007 were approximately $267 billion, an increase of $18 billion, or 7%, over the first quarter, and $64 billion, or 32%, over the second quarter of 2006. Net client cash flows for the second quarter of 2007 were approximately $578 million, with flows in the institutional, mutual fund, and high net worth channels of $245 million, $488 million, and $(155) million, respectively.

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“Our strong results for the quarter reflect our broad exposure in two of the most attractive areas of asset management, alternative investment products and international equities, and excellent investment performance by our Affiliates,” stated Sean M. Healey, President and Chief Executive Officer of AMG. “AMG delivered solid earnings growth during the second quarter with cash earnings increasing by 9% over the prior quarter, and 20% year-over-year.”

“We were particularly pleased with the performance of our alternative products,” Mr. Healey continued. “AMG has a strong position in the fast-growing alternative investments area, with a number of leading Affiliates including AQR, First Quadrant, Third Avenue and Genesis managing a range of alternative investment strategies. Given our Affiliates’ outstanding performance in this area, we see a meaningful opportunity for substantial incremental earnings contribution from performance fees for the year.”

“Another highlight of the quarter was the continued strong performance of our international equity managers, including AQR, Tweedy, Browne, Third Avenue and Genesis. With 35% of our EBITDA coming from international investments, we have excellent prospects for significant growth in this area,” Mr. Healey continued. “Finally, we had strong results from our domestic growth equity Affiliates, such as Friess Associates, TimesSquare and Essex. Most notably, Friess continues to build on its outstanding performance record as all of the firm’s investment products significantly outperformed their respective peers and benchmarks.”

Mr. Healey concluded, “We continue to make excellent progress in our new investments area. In addition to our prospects for succession-oriented investments in traditional firms, we are pursuing a number of opportunities to invest in attractive alternative managers that are interested in a structure similar to our investment in AQR. Going forward, we are confident that we will continue to enhance our earnings growth through investments in both traditional and alternative firms.”

AMG is an asset management company with equity investments in a diverse group of boutique investment management firms. AMG’s strategy is to generate growth through the internal growth of its existing Affiliates, as well as through investments in new Affiliates. AMG’s innovative transaction structure allows individual members of each Affiliate’s management team to retain or receive significant direct equity ownership in their firm while maintaining operating autonomy. In addition, AMG provides centralized assistance to its Affiliates in strategic matters, marketing, distribution, product development and operations.

Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including changes in the securities or financial markets or in general economic conditions, the availability of equity and debt financing, competition for acquisitions of interests in investment management firms, the ability to close pending investments, the investment performance of our Affiliates and their ability to effectively market their investment strategies, and other risks detailed from time to time in AMG’s filings with the Securities and Exchange Commission. Reference is hereby made to the “Cautionary Statements” set forth in the Company’s Form 10-K for the year ended December 31, 2006.

Financial Tables Follow

A teleconference will be held with AMG’s management at 11:00 a.m. Eastern time today. Parties interested in listening to the teleconference should dial 1-800-240-8621 (domestic calls) or 1-303-262-2193 (international calls) starting at 10:45 a.m. Eastern time. Those wishing to listen to the teleconference should dial the appropriate number at least ten minutes before the call begins. The teleconference will be available for replay approximately one hour after the conclusion of the call. To access the replay, please dial 1-800-405-2236 (domestic calls) or 1-303-590-3000 (international calls) and enter the pass code, 11093489. The live call and the replay of the session, and the additional financial information referenced during the teleconference, may also be accessed via the Web at www.amg.com.

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For more information on Affiliated Managers Group, Inc.,
please visit AMG’s Web site at www.amg.com.

Affiliated Managers Group, Inc.
Financial Highlights
(dollars in thousands, except per share data)

	Three Months	Three Months
	Ended	Ended
	6/30/06	6/30/07

Revenue	$283,108	$331,464

Net Income	$33,936	$41,887

Cash Net Income (A)	$50,349	$60,331

EBITDA (B)	$78,140	$97,528

Average shares outstanding—diluted	45,213,524	45,230,844

Earnings per share—diluted	$0.86	$1.04

Average shares outstanding—adjusted diluted (C)	38,733,290	39,746,763

Cash earnings per share—diluted (C)	$1.30	$1.52

	December 31, 2006	June 30, 2007

Cash and cash equivalents	$201,729	$165,809

Senior debt	$365,500	$389,500

Senior convertible securities	$413,358	$408,977

Mandatory convertible securities	$300,000	$300,000

Junior convertible trust preferred securities	$300,000	$300,000

Stockholders’ equity	$499,222	$591,949

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Affiliated Managers Group, Inc.
Financial Highlights
(dollars in thousands, except per share data)

	Six Months	Six Months
	Ended	Ended
	6/30/06	6/30/07

Revenue	$561,150	$641,301

Net Income	$69,176	$78,509

Cash Net Income (A)	$103,166	$115,700

EBITDA (B)	$156,625	$186,661

Average shares outstanding—diluted	45,835,501	44,914,122

Earnings per share—diluted	$1.67	$1.97

Average shares outstanding—adjusted diluted (C)	40,302,526	39,235,642

Cash earnings per share—diluted (C)	$2.56	$2.95

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Affiliated Managers Group, Inc.
Reconciliations of Earnings Per Share Calculation
(dollars in thousands, except per share data)

	Three Months	Three Months
	Ended	Ended
	6/30/06	6/30/07

Net Income	$33,936	$41,887
Convertible securities interest expense, net (D)	4,938	5,119
Net Income, as adjusted	$38,874	$47,006

Average shares outstanding—diluted	45,213,524	45,230,844

Earnings per share—diluted	$0.86	$1.04

	Six Months	Six Months
	Ended	Ended
	6/30/06	6/30/07

Net Income	$69,176	$78,509
Convertible securities interest expense, net (D)	7,216	10,192
Net Income, as adjusted	$76,392	$88,701

Average shares outstanding—diluted	45,835,501	44,914,122

Earnings per share—diluted	$1.67	$1.97

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Affiliated Managers Group, Inc.
Reconciliations of Average Shares Outstanding

	Three Months	Three Months
	Ended	Ended
	6/30/06	6/30/07

Average shares outstanding—diluted	45,213,524	45,230,844
Assumed issuance of COBRA shares	(6,823,797)	(7,529,465)
Assumed issuance of LYONS shares	(2,143,391)	(2,035,196)
Assumed issuance of Trust Preferred shares	(1,956,044)	(2,000,000)
Dilutive impact of COBRA shares	3,511,664	4,940,033
Dilutive impact of LYONS shares	931,334	1,140,547
Dilutive impact of Trust Preferred shares	—	—
Average shares outstanding—adjusted diluted (C)	38,733,290	39,746,763

	Six Months	Six Months
	Ended	Ended
	6/30/06	6/30/07

Average shares outstanding—diluted	45,835,501	44,914,122
Assumed issuance of COBRA shares	(6,987,250)	(7,401,708)
Assumed issuance of LYONS shares	(2,220,582)	(2,057,456)
Assumed issuance of Trust Preferred shares	(978,022)	(2,000,000)
Dilutive impact of COBRA shares	3,685,312	4,676,186
Dilutive impact of LYONS shares	967,567	1,104,498
Dilutive impact of Trust Preferred shares	—	—
Average shares outstanding—adjusted diluted (C)	40,302,526	39,235,642

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Affiliated Managers Group, Inc.
Operating Results
(in millions)

Assets Under Management

Statement of Changes—Quarter to Date

	Mutual Fund	Institutional	High Net Worth	Total

Assets under management, March 31, 2007	$59,250	$160,676	$28,635	$248,561
Net client cash flows	488	245	(155)	578
Other Affiliate transactions (E)	(105)	(77)	—	(182)
Investment performance	3,728	11,437	2,453	17,618
Assets under management, June 30, 2007	$63,361	$172,281	$30,933	$266,575

Statement of Changes—Year to Date

	Mutual Fund	Institutional	High Net Worth	Total

Assets under management, December 31, 2006	$58,241	$154,725	$28,174	$241,140
Net client cash flows	621	2,439	(601)	2,459
Other Affiliate transactions (E)	(1,069)	(77)	—	(1,146)
Investment performance	5,568	15,194	3,360	24,122
Assets under management, June 30, 2007	$63,361	$172,281	$30,933	$266,575

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Affiliated Managers Group, Inc.
Operating Results

(in thousands)

Financial Results

	Three		Three
	Months		Months
	Ended	Percent	Ended	Percent
	6/30/06	of Total	6/30/07	of Total
Revenue
Mutual Fund	$125,450	44%	$139,687	42%
Institutional	118,702	42%	150,979	46%
High Net Worth	38,956	14%	40,798	12%
	$283,108	100%	$331,464	100%

EBITDA (B)
Mutual Fund	$33,592	43%	$37,433	39%
Institutional	35,021	45%	47,142	48%
High Net Worth	9,527	12%	12,953	13%
	$78,140	100%	$97,528	100%

	Six		Six
	Months		Months
	Ended	Percent	Ended	Percent
	6/30/06	of Total	6/30/07	of Total
Revenue
Mutual Fund	$246,664	44%	$272,945	42%
Institutional	238,496	42%	287,573	45%
High Net Worth	75,990	14%	80,783	13%
	$561,150	100%	$641,301	100%

EBITDA (B)
Mutual Fund	$65,897	42%	$74,741	40%
Institutional	71,172	46%	87,513	47%
High Net Worth	19,556	12%	24,407	13%
	$156,625	100%	$186,661	100%

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Affiliated Managers Group, Inc.
Reconciliations of Performance and Liquidity Measures
(in thousands)

	Three Months	Three Months
	Ended	Ended
	6/30/06	6/30/07

Net Income	$33,936	$41,887
Intangible amortization	6,839	7,922
Intangible amortization—equity method investments (F)	2,316	2,328
Intangible-related deferred taxes	5,697	6,850
Affiliate depreciation	1,561	1,344
Cash Net Income (A)	$50,349	$60,331

Cash flow from operations	$130,357	$118,220
Interest expense, net of non-cash items	13,787	16,893
Current tax provision	11,453	16,045
Income from equity method investments, net of distributions (F)	1,090	1,042
Changes in assets and liabilities and other adjustments	(78,547)	(54,672)
EBITDA (B)	$78,140	$97,528
Holding company expenses	12,009	14,003
EBITDA Contribution	$90,149	$111,531

	Six Months	Six Months
	Ended	Ended
	6/30/06	6/30/07

Net Income	$69,176	$78,509
Intangible amortization	13,693	15,865
Intangible amortization—equity method investments (F)	4,632	4,634
Intangible-related deferred taxes	12,802	13,882
Affiliate depreciation	2,863	2,810
Cash Net Income (A)	$103,166	$115,700

Cash flow from operations	$128,274	$70,880
Interest expense, net of non-cash items	24,010	33,817
Current tax provision	25,244	29,057
Income from equity method investments, net of distributions (F)	(12,017)	(9,193)
Changes in assets and liabilities and other adjustments	(8,886)	62,100
EBITDA (B)	$156,625	$186,661
Holding company expenses	24,384	28,017
EBITDA Contribution	$181,009	$214,678

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Affiliated Managers Group, Inc.
Consolidated Statements of Income
(dollars in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2007	2006	2007

Revenue	$283,108	$331,464	$561,150	$641,301

Operating expenses:
Compensation and related expenses	118,671	143,109	235,188	282,041
Selling, general and administrative	45,276	48,961	88,759	94,466
Amortization of intangible assets	6,839	7,922	13,693	15,865
Depreciation and other amortization	2,251	2,413	4,147	4,779
Other operating expenses	5,597	5,115	11,183	7,904
	178,634	207,520	352,970	405,055
Operating income	104,474	123,944	208,180	236,246

Non-operating (income) and expenses:
Investment and other income	(2,014)	(6,499)	(5,371)	(11,121)
Income from equity method investments	(6,467)	(8,913)	(12,066)	(16,885)
Investment (income) loss from Affiliate investments in partnerships (H)	9,321	(18,518)	(1,508)	(21,159)
Interest expense	15,102	18,378	26,584	36,765
	15,942	(15,552)	7,639	(12,400)

Income before minority interest and taxes	88,532	139,496	200,541	248,646
Minority interest (G)	(46,099)	(54,780)	(91,968)	(103,253)
Minority interest in Affiliate investments in partnerships (H)	9,199	(18,229)	(1,004)	(20,775)
Income before income taxes	51,632	66,487	107,569	124,618

Income taxes—current	11,453	16,045	25,244	29,057
Income taxes—intangible-related deferred	5,697	6,850	12,802	13,882
Income taxes—other deferred	546	1,705	347	3,170
Net Income	$33,936	$41,887	$69,176	$78,509

Average shares outstanding—basic	31,224,354	29,847,093	32,445,996	29,773,269
Average shares outstanding—diluted	45,213,524	45,230,844	45,835,501	44,914,122

Earnings per share—basic	$1.09	$1.40	$2.13	$2.64
Earnings per share—diluted	$0.86	$1.04	$1.67	$1.97

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Affiliated Managers Group, Inc.
Consolidated Balance Sheets
(in thousands)

	December 31,	June 30,
	2006	2007
Assets
Current assets:
Cash and cash equivalents	$201,729	$165,809
Investment advisory fees receivable	201,385	187,725
Affiliate investments in partnerships (H)	108,350	117,737
Affiliate investments in marketable securities	15,516	23,001
Prepaid expenses and other current assets	27,299	24,589
Total current assets	554,279	518,861

Fixed assets, net	63,984	66,885
Equity investments in Affiliates	293,440	281,435
Acquired client relationships, net	502,066	500,017
Goodwill	1,177,227	1,213,371
Other assets	74,924	99,041
Total assets	$2,665,920	$2,679,610

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$246,727	$166,085
Payables to related party	41,086	6,156
Total current liabilities	287,813	172,241

Senior debt	365,500	389,500
Senior convertible securities	413,358	408,977
Mandatory convertible securities	300,000	300,000
Junior convertible trust preferred securities	300,000	300,000
Deferred income taxes	218,584	232,393
Other long-term liabilities	11,209	31,494
Total liabilities	1,896,464	1,834,605

Minority interest (G)	166,138	140,088
Minority interest in Affiliate investments in partnerships (H)	104,096	112,968

Stockholders’ equity:
Common stock	390	390
Additional paid-in capital	609,369	634,128
Accumulated other comprehensive income	14,666	44,131
Retained earnings	654,465	732,974
	1,278,890	1,411,623
Less treasury stock, at cost	(779,668)	(819,674)
Total stockholders’ equity	499,222	591,949
Total liabilities and stockholders’ equity	$2,665,920	$2,679,610

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Affiliated Managers Group, Inc.
Consolidated Statements of Cash Flow
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2007	2006	2007

Cash flow from operating activities:
Net Income	$33,936	$41,887	$69,176	$78,509

Adjustments to reconcile Net Income to net cash flow from operating activities:
Amortization of intangible assets	6,839	7,922	13,693	15,865
Amortization of issuance costs	728	778	1,391	1,534
Depreciation and other amortization	2,251	2,413	4,147	4,779
Deferred income tax provision	6,243	8,555	13,149	17,052
Accretion of interest	587	707	1,183	1,414
Income from equity method investments, net of amortization	(6,467)	(8,913)	(12,066)	(16,885)
Distributions received from equity method investments	7,693	10,199	28,715	30,712
Tax benefit from exercise of stock options	424	613	3,434	4,152
Stock option expense	223	1,918	601	4,562
Other adjustments	1,266	(570)	1,268	585
Changes in assets and liabilities:
(Increase) decrease in investment advisory fees receivable	6,808	(10,087)	(640)	13,378
Decrease in Affiliate investments in partnerships	974	8,831	974	11,004
(Increase) decrease in prepaids and other current assets	2,924	(198)	5,415	593
(Increase) decrease in other assets	(2,814)	4,210	1,070	(7,934)
Increase (decrease) in accounts payable, accrued liabilities and other long-term liabilities	53,331	48,633	20,356	(61,241)
Increase (decrease) in minority interest	15,411	1,322	(23,592)	(27,199)
Cash flow from operating activities	130,357	118,220	128,274	70,880

Cash flow used in investing activities:
Cost of investments in Affiliates, net of cash acquired	(7,669)	(33,704)	(17,027)	(59,558)
Purchase of fixed assets	(4,801)	(4,074)	(11,937)	(8,161)
Purchase of investment securities	(9,017)	(258)	(15,579)	(12,758)
Sale of investment securities	—	1	—	4,630
Cash flow used in investing activities	(21,487)	(38,035)	(44,543)	(75,847)

Cash flow used in financing activities:
Borrowings of senior bank debt	206,000	41,000	313,000	177,000
Repayments of senior bank debt	(231,000)	(80,000)	(294,500)	(153,000)
Issuance of junior convertible trust preferred securities	300,000	—	300,000	—
Issuance of common stock	3,040	3,133	35,447	38,758
Repurchase of common stock	(332,615)	—	(402,470)	(109,003)
Issuance costs	(8,890)	(200)	(8,895)	(1,756)
Excess tax benefit from exercise of stock options	1,710	5,866	12,949	28,206
Cost of call spread option agreements	—	—	(13,290)	—
Repayment of notes payable and other liabilities	(1,112)	(72)	(5,602)	(1,081)
Redemptions of Minority interest—Affiliate investments in partnerships	(974)	(8,831)	(974)	(11,004)
Cash flow used in financing activities	(63,841)	(39,104)	(64,335)	(31,880)

Effect of foreign exchange rate changes on cash and cash equivalents	658	644	587	927
Net increase (decrease) in cash and cash equivalents	45,687	41,725	19,983	(35,920)
Cash and cash equivalents at beginning of period	114,719	124,084	140,423	201,729

Cash and cash equivalents at end of period	$160,406	$165,809	$160,406	$165,809

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Affiliated Managers Group, Inc.
Notes

(A)                              Cash Net Income is defined as Net Income plus amortization and deferred taxes related to intangible assets plus Affiliate depreciation. This supplemental non-GAAP performance measure is provided in addition to, but not as a substitute for, Net Income.  The Company considers Cash Net Income an important measure of its financial performance, as management believes it best represents operating performance before non-cash expenses relating to the acquisition of interests in its affiliated investment management firms.  Since acquired  assets do not generally depreciate or require replacement, and since they generate deferred tax expenses that are unlikely to reverse, the Company adds back these non-cash expenses.  Cash Net Income is used by the Company’s management and Board of Directors as a principal performance benchmark.

The Company adds back amortization attributable to acquired client relationships because this expense does not correspond to the changes in value of these assets, which do not diminish predictably over time.  The Company adds back the portion of deferred taxes generally attributable to intangible assets (including goodwill) that it no longer amortizes but which continues to generate tax deductions.  These deferred tax expense accruals would be used in the event of a future sale of an Affiliate or an impairment charge, which the Company considers unlikely. The Company adds back the portion of consolidated depreciation expense incurred by Affiliates because under its Affiliate operating agreements, the Company is generally not required to replenish these depreciating assets.

(B)                                EBITDA is defined as earnings before interest expense, income taxes, depreciation and amortization.  This supplemental non-GAAP liquidity measure is provided in addition to, but not as a substitute for, cash flow from operations.  As a measure of liquidity, the Company believes EBITDA is useful as an indicator of its ability to service debt, make new investments and meet working capital requirements.  EBITDA, as calculated by the Company, may not be consistent with computations of EBITDA by other companies.  In reporting EBITDA by segment, Affiliate expenses are allocated to a particular segment on a pro rata basis with respect to the revenue generated by that Affiliate in such segment.

(C)                                Cash earnings per share represents Cash Net Income divided by the adjusted diluted average shares outstanding. In this calculation, the potential share issuance in connection with the Company’s convertible securities is measured using a “treasury stock” method.  Under this method, only the net number of shares of common stock equal to the value of the contingently convertible securities and the junior convertible trust preferred securities in excess of par, if any, are deemed to be outstanding.  The Company believes the inclusion of net shares under a treasury stock method best reflects the benefit of the increase in available capital resources (which could be used to repurchase shares of common stock) that occurs when these securities are converted and the Company is relieved of its debt obligation.  This method does not take into account any  increase or decrease in the Company’s cost of capital in an assumed conversion.

(D)                               Convertible securities interest expense, net, includes the interest expense, net of tax, associated with the Company’s contingently convertible securities and junior convertible trust preferred securities (but excludes the interest expense associated with the Company’s mandatory convertible securities).

(E)                                 During the three and six months ended June 30, 2007, the Company transferred its interests in certain Affiliates. The financial effect of these transactions is not material to the Company’s ongoing results.

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(F)                                 The Company is required to use the equity method of accounting for its investments in AQR Capital Management, LLC, Beutel, Goodman & Company Ltd. and Deans Knight Capital Management Ltd. (together, “equity method investments”).  Consistent with this method, the Company has not consolidated the operating results (including the revenue) of its equity method investments in its income statement. The Company’s share of its equity method investments’ profits, net of intangible amortization, is reported in “Income from equity method investments.”  Income tax attributable to these profits is reported within the Company’s consolidated income tax provision.  The assets under management of equity method investments are included in the Company’s reported assets under management.

(G)                                Minority interest on the Company’s income statement represents the profits allocated to Affiliate management owners for that period.  Minority interest on the Company’s balance sheet represents the undistributed profits and capital owned by Affiliate management, who retain a conditional right to sell their interests to the Company.

(H)                               EITF Issue No. 04-05, “Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights,” (“EITF 04-05”), became effective January 1, 2006.  EITF 04-05 requires the Company to consolidate certain Affiliate investment partnerships (including interests in the partnerships in which the Company does not have ownership rights) in its consolidated financial statements.  For the three months ending June 30, 2007, the total non-operating income associated with those partnerships was $18.5 million, while the portion attributable to the underlying investors unrelated to the Company (the “outside owners”) was $18.2 million; as of June 30, 2007, the total assets attributable to these investment partnerships was $117.7 million, while the portion owned by the outside owners was $113.0 million.